EXHIBIT 10.21


                          EQUIPMENT PURCHASE AGREEMENT





                                     BETWEEN





                                   VIATEL INC.





                                       AND





                                   NORTEL PLC.







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THIS AGREEMENT,  DATED DECEMBER 31, 1998 (HEREINAFTER THE "EFFECTIVE  DATE"), BY
AND BETWEEN:

NORTEL PLC., WHOSE REGISTERED OFFICES ARE AT MAIDENHEAD OFFICE PARK, WESTACOTT WAY, MAIDENHEAD, BERKSHIRE SL6 3QH, ENGLAND (HEREINAFTER CALLED "NORTEL");

AND

VIATEL INC., WHOSE REGISTERED OFFICES ARE AT 685 THIRD AVENUE, NEW YORK, NY 10017, USA (HEREINAFTER CALLED "VIATEL");


and jointly referred to as the "Parties".

WHEREAS Viatel desires to purchase and/or license various Equipment, Software, and related Services from Nortel's portfolio of ETSI telecommunications equipment ("Products") from Nortel for deployment within its telecommunications network in various countries;

AND WHEREAS Nortel is willing to supply such Products to Viatel upon the terms and conditions hereinafter contained.

NOW THEREFORE, the Parties agree as follows:

1.  DEFINITIONS

The meaning of terms and expressions used herein are set out in Clause 1 of Annex A hereto.

2.  SCOPE

2.1 This Agreement shall govern the ordering and purchase of Products by Viatel and its Affiliates from Nortel and its Affiliates but nothing in this Agreement obliges Nortel to provide, or Viatel to order, any Products.

2.2 Viatel may from time to time identify to Nortel countries in which they wish to deploy Products or equipment other than the Products that they wish to deploy in their network whereupon the Parties shall determine the configuration(s) of such Equipment suitable to Viatel's needs, the specification with respect thereto and prices therefore applicable to each country for which Viatel expects to place Orders. The results of this determination shall be incorporated into Annex C of this Agreement thus defining the contractual rights and obligations of the Parties in relation to the type and specification of the Equipment, Software and Services which Nortel are to provide and the prices which Viatel shall pay for them.


3.  EFFECTIVE DATE, TERM, AND RENEWAL

3.1 This Agreement shall come into force and effect on the Effective Date and shall continue for a term of [REDACTED] thereafter and shall govern the provision of any specific Equipment, Software, or Services set forth in the relevant Annex C hereof. A separate Specification will be prepared for each product type specific to each country or related group of countries of deployment and shall be numbered sequentially (C1, C2 etc.).

4.  PRICES

4.1 The Prices to be paid by Viatel for Products purchased under this Agreement shall be those set forth in Annex C as it may be amended pursuant to the terms hereof.

4.2 Unless the Parties agree otherwise and in respect of deployments within the European Union, the Prices include Delivery on DDP European Union Site (INCOTERMS 1990) terms and unloading at the applicable sites. Based upon the principle that at the date of this Agreement, sales between

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       member states of the European Union do not attract import duties or sales taxes other than Value Added Tax, DDP terms will be subject to review should this change.

4.3 Where sales take place outside of the European Union the Prices shall include Delivery on a CIP port/airport of entry basis. Where Nortel undertakes delivery beyond this point then Viatel shall, at Nortel's direction, promptly reimburse Nortel or pay directly to the applicable government or taxing authority all taxes and charges arising hereunder, except for taxes computed upon the net income of Nortel. This shall include Value Added Tax and taxes on Services which are not included in the Total Price by virtue of the relevant INCOTERM. Viatel's obligations pursuant to this Clause 4 shall survive any termination of this Agreement.


4.4    [REDACTED]

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5.  ORDERING PROCESS

The following procedure shall apply to Equipment, Software and related Services to be supplied and installed by Nortel hereunder:

5.1 The specific terms for the purchase of Products by Viatel are set forth in this Agreement. Orders shall reference this Agreement and shall be governed solely by the terms and conditions set forth herein. Orders shall specify the Viatel nominated address to which the foregoing are to be consigned, the relevant implementation schedule, and any other information which may be required to be included in accordance with the provisions of this Agreement.

5.2 This Agreement sets the master terms and conditions for supply of Products by Nortel and their Affiliates, and where appropriate, their distributors, to Viatel and Viatel Affiliates for their own use in specified countries. The Nortel Affiliates appropriate to the sale of the Products in each specified country of deployment is set out in Annex B, Nortel reserves the right to change this detail from time to time by written notice to Viatel. This list may also be subject to alteration in relation to purchases of different products. Subject to the terms and conditions of this Agreement, Viatel or a Viatel Affiliate may place a Order for Products on Nortel or the appropriate Nortel Affiliate or distributor covering the territory into which the Products are to be delivered.

5.3 The Parties recognise that it may not be possible for Nortel to provide Products for certain countries outside of the European Union by reason of the non-standardisation of the Products in the country of delivery; relationships with distributors, agents, manufacturers or other entities limiting Nortel's ability to sell in such region; the inability of Nortel to support the delivery, installation or performance of the Products; or the violation of any applicable law, regulation or contractual relationship created by any such sale, delivery, installation and/or performance.

5.4 The Parties recognise that Viatel expects to place Orders that will comprise one or more Networks or Systems. It is a condition precedent to the effectiveness of any Order from Viatel with respect to any Product which comprises part of a Network or System that the Specification with respect to such Network or System be prepared and added to this Agreement and numbered sequentially as Annex D1, D2, etc. and that a Guaranteed Acceptance Date with respect to such Network or System be agreed in writing between the parties.

6.  SUCCESSORS

This Agreement shall be binding upon the Parties to it and their successors and permitted assigns.

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7.  CONTRACTOR NOT AGENT

Nortel agrees that the relationship established by this Agreement constitutes it as an independent contractor and that this Agreement shall not in any way constitute Nortel or its employees or agents, an employee, partner or agent of Viatel nor appoint nor authorise Nortel to act as agent of Viatel and that furthermore no tax, assessment or legal liability of Nortel or of its employees or agents becomes, by reason of this Agreement, an obligation of Viatel.

8.  NOTICES

Any and all notices or other information required to be given by one of the Parties to the other shall be deemed sufficiently given when forwarded by prepaid registered mail, by facsimile or hand-delivered to the other Party at the following address:

         Viatel Inc.,                             Nortel plc.,
         685 Third Street,                        Maidenhead Office Park,
         New York,                                Westacott Way,
         NY 10017,                                Maidenhead,
         USA.                                     Berkshire SL6 3QH
                                                  England

         Attention:  General Counsel              Attention:  Legal Department
         Facsimile: 212-350-9245                  Facsimile:

and such notices shall be deemed to have been received ten (10) business days after mailing if forwarded by mail, and the following business day if forwarded by facsimile or hand-delivered and three (3) business days if forwarded internationally by an internationally recognised courier service for quickest delivery. The aforementioned address of either Party may be changed at any time by giving fifteen (15) business days prior notice to the other Party in accordance with the foregoing.

Furthermore, for the purpose of service of all notices, writs, or summons or other documents in any suit at law, action or proceeding which Viatel may take under the Agreement, and for all legal intent or purposes, Nortel elects domicile at the aforementioned address.

9.  APPLICABLE LAW

This Agreement shall be construed and governed by the laws of the State of New York. Should any provisions of this Agreement be illegal or not enforceable under such laws, it or they shall be considered severable and this Agreement and its conditions shall remain in force and be binding upon the Parties as though the said provisions had never been included.

The courts of the State of New York in the County of New York or the Federal courts of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any litigation between the parties. Each party submits to the jurisdiction of such courts and submits to the enforcement of any interim judgements issued by any such courts and agrees not to object to the jurisdiction of such courts..

10. ASSIGNMENT

Either Party shall have the right to assign all or any part of its rights or interests under this Agreement to any of its Affiliates without the consent of the other Party. Such assignment to an Affiliate shall however be notified to the other Party prior to execution. Otherwise, neither Party shall assign all or any part of its rights or interest under this Agreement without the prior written consent of the other Party.

11. PUBLIC RELEASE OF INFORMATION

The Parties shall obtain the written approval one of the other concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning this Agreement and any subsequent Order.

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12. NOT USED

13. ATTACHED DOCUMENTS

The following documents attached hereto form part hereof:

         Annex A - Conditions of Order

         Annex B - Schedule of Nortel Affiliates.

         Annex C - Product Descriptions and Pricing.

         Annex D - Specification

14. ENTIRE AGREEMENT

This Agreement including its Annexes sets forth the entire agreement and understanding between the Parties with respect to the supply and acquisition of Products subsequent to the date hereof. There are no understandings, representations, conditions, or warranties, express or implied, statutory or otherwise, made or assumed by the Parties, other than those expressly contained in this Agreement. Neither Party shall be bound by any term, clause, provision or condition save as expressly provided herein or as duly set forth on or subsequent to the date of this Agreement in writing signed by duly authorised officers of the Parties except as provided in Section 4.4.

IN WITNESS WHEREOF the Parties have executed these presents on the date first herein above written.

            VIATEL INC.                     NORTEL PLC.


            By: /S/ (SIGNATURE ILLEGIBLE)   By: /S/ (SIGNATURE ILLEGIBLE)
                -------------------------       -------------------------
            Name                            Name:

            Title:                          Title:

            Date: 12/31/98                  Date: 12/31/98




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                                     ANNEX A


                               GENERAL CONDITIONS

1        DEFINITIONS AND INTERPRETATION

1.1

The following expressions shall have the meanings hereby respectively assigned to them:-

1.1.1    "Acceptance"

Means in respect of any System and any Equipment and Software installed and commissioned by Nortel when Acceptance Certificates shall have been issued in respect of that System or any part thereof in accordance with the process described in Clauses 15 and 16 hereof. "Accept" and "Accepted" shall be interpreted accordingly.

1.1.2    "Acceptance Certificate"

Means the certificate to be issued when a System or any specified part thereof has satisfactorily completed the appropriate Acceptance Tests, in accordance with the requirements of Clauses 15 and 16 hereof.

1.1.3    "Acceptance Tests"

Means such tests described in Clauses 15 and 16 hereof carried out pursuant to test specifications acceptable to Viatel, as may be undertaken by Nortel to demonstrate to the reasonable satisfaction of the Parties that a System as installed and commissioned on Site by Nortel or any integral part thereof complies with the Specification and other provisions of the Agreement.

1.1.4    "Affiliate"

Means a Party's parent company, or any corporation or company effectively controlled directly or indirectly by such parent company through the ownership or control of shares or other securities in such corporation or company and, in the case of Nortel, listed on Annex B. Nortel Dasa GmbH. of Germany shall for the purposes of this Agreement also be treated as an Affiliate of Nortel.

1.1.5    "Amendment"

Means the written document executed by both Parties by which changes to the Agreement are effected pursuant to Clause 3.

1.1.6    "Delivery Acceptance"

Means the Acceptance that takes place at the successful conclusion of Delivery Acceptance Testing as set forth in Clause 15.1.a) hereof.

1.1.7    "Equipment"

Means all items of hardware which Nortel is required to supply to meet the requirements of this Agreement and any Order placed by Viatel pursuant to the terms hereof, including those items set forth in Annex C.

1.1.8    "Guaranteed Acceptance Date"

Means, with respect to any System that Viatel may order hereunder, the date which is specified as the "Guaranteed Acceptance Date" for that System which is set forth in a written notice from Viatel and accepted by Nortel.

1.1.9    "Network"


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Means any  combination of Equipment,  Software  and/or Services which comprise a telecommunications network or sub-set thereof and which are ordered under one or more Orders.

1.1.10   "Network Acceptance"

Means the Acceptance that takes place at the successful conclusion of Network Acceptance Testing as set forth in Clause 15.1 c) hereof.

1.1.11   "Network Price"

Means the aggregate of all the Order Prices to be paid by Viatel and its Affiliates to Nortel and its Affiliates hereunder for a Network.

1.1.12   "Nortel"

Means Nortel Plc. or its nominated Affiliate and includes its successors and permitted assigns.

1.1.13   "Order"

Means the purchase order placed by Viatel's appropriate Affiliate on Nortel's appropriate Affiliate for the provision of Works incorporating these terms and Specifications and other documents contained herein.

1.1.14   "Order Price"

Means the price payable to Nortel by Viatel pursuant to the terms hereof for items of Equipment, Software, the performance of the Work, or for Services as detailed in Annex C.

1.1.15   "Provisional Acceptance"

Means  the  Acceptance  that  takes  place  at  the  successful   conclusion  of
Provisional Acceptance Testing as set forth in Clause 15.1 b) hereof.

1.1.16   "Services"

Means, as appropriate to any particular Order, the factory testing, engineering, testing, installation and commissioning of the Equipment and the testing of a Network and other services specified or reasonably inferred herein, including everything necessary to complete the installation of the Equipment in accordance with the terms of this Agreement.

1.1.17   "Site"

Means the land, buildings and environment where a System is to be installed or the storage premises nominated by Viatel.

1.1.18   "Software"

Means the set of machine readable instructions provided by Nortel for the control and operation of the System.

1.1.19   "Specification"

Means any Specification incorporated in Annex D.

1.1.20   "System"

Means  the  Equipment   and  Software   integrated  as  necessary  to  meet  the
requirements of the Specification and the other provisions of this Agreement.


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1.1.21   "Viatel"

Means Viatel Inc. or its nominated Affiliate and includes its successors and permitted assigns.

1.1.22   "Work"

Means, as appropriate to any particular Order, the (i) manufacture, factory testing, engineering, testing, installation and commissioning of the Equipment and testing of the specified System in accordance with all the terms and conditions contained in this Agreement, (ii) all services necessary so that any System to be provided by Nortel hereunder shall be in accordance with the Specification relevant thereto and the other requirements of this Agreement,
(iii) the provision of materials, test equipment, labour and services as necessary for the terms of this Agreement, (iv) complying with the Guaranteed Acceptance Date, (v) complying with the Warranties during the applicable period,
(vi) technical and other co-ordination with Viatel and its Project Manager such that the System shall be compatible with the Specifications, and (vii) all other matters specified as the responsibility of Nortel in this Agreement.

1.2

Words indicating the singular only also include the plural and vice versa where the context requires.

1.3

The heading of the terms shall not affect their interpretation.

1.4

The term "including" shall mean "including, without limitation".

1.5

Any reference to any gender includes the other gender.

1.6

Any reference to "hereof", "hereto", "herein", "hereunder" or any similar term is a reference to this Agreement as a whole, and not to any particular provision or part of this Agreement.

1.7

Any reference to "this Agreement" shall include all appendices, exhibits, annexes and schedules thereto, and be a reference to such agreement, instrument, contract or other document as amended, supplemented, modified, suspended, restated or novated from time to time.

2.       DOCUMENTS

All drawings, diagrams, Specifications and any other information to be provided by one Party to the other Party hereunder shall be supplied in the English language.



3.       ALTERATION TO ORDER

3.1

All alterations, waivers, consents or amendments shall be mutually agreed between Viatel and Nortel and recorded by means of formal Amendments executed by Viatel and by Nortel before it is effective.

3.2

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

From time to time, Nortel may submit to Viatel a request for, or Viatel may submit to Nortel a proposed amendment that may result in:

(a) an increase or decrease in a unit Price contained in Annex C or the total Network Price set forth in Annex C ; or

(b)      an adjustment in a Guaranteed  Acceptance  Date, the project  schedule,
         the  progress   schedule  and  any  other  dates  related  to  Nortel's
         performance set forth in the scope of work.

As a result of the following:

(i)      any Force Majeure; or

(ii)     any change in any applicable law occurring after the Effective Date; or

(iii)    an Optional Suspension.

Viatel's grant of an adjustment shall not constitute a waiver of any of its rights in respect thereof.

4.       PRICES

The prices stated herein shall be firm and fixed in United States of America Dollars ($US) and shall not be varied except by formal Amendment as permitted herein or as contemplated pursuant to Clause 4.4 of the Agreement.

5.       TAXES, DUTIES AND LEVIES

Responsibility for customs formalities, including administration charges, duties, taxes and/or levies payable upon exportation or importation of Equipment shall be apportioned in accordance with the INCOTERM shipping term set forth in Clause 4 of the Agreement or in Annex C. In any event, Viatel shall be responsible for the payment of Value Added Tax as an addition to the Price at the rate prevailing at the date of invoice.

6.       TERMS OF PAYMENT

6.1

Invoices shall be submitted to Viatel by Nortel in accordance with the following payment schedule:

6.1.1    Networks:

         i)    [REDACTED] of the Price upon placement of an Order hereunder.

         ii) [REDACTED] of the value of each item on the date of shipment of each item of the Equipment and Software.

         iii) [REDACTED] of the value each item of Equipment and Software upon Provisional Acceptance.

         iv)   [REDACTED] of the Price upon Network Acceptance.

         v) [REDACTED] of the value of each item of Services upon its completion.

6.1.2    Additional Items

         Payment of the Price for Additional Items shall become payable as follows:

6.1.2.1 In the case of supply and install items, the pattern of payment shown in 6.1.1 above shall apply except that where Network Acceptance is not a requirement of an Order then the payment set forth in Clause 6.1.1
         iv) shall be made upon Provisional Acceptance..


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6.1.2.2  In the case of supply only items,  the pattern of payments  shown below shall apply:

         i) [REDACTED] of the Price upon Nortel's acceptance of purchase order.

         ii) [REDACTED] of the Price upon shipment of the Equipment and/or Software.

6.2

Payment shall be made to Nortel by Viatel within 30 days of receipt of Nortel's invoices. Subject to Section 6.3, in the event that Nortel does not receive payment within 45 (forty five) calendar days of Viatel's receipt of an undisputed invoice, then Nortel reserves the right to charge daily interest upon the outstanding sum(s) at a rate which is 2% (two percent) above the Midland Bank Base Lending Rate as then current until Nortel receives payment in full.

6.3

Viatel may withhold payment where it can be shown to protect Viatel from financial loss when:

a)   defective work attributable to Nortel has not been remedied by Nortel;

b) there are third party claims against the Equipment, or Nortel pursuant to the terms hereof by virtue of the acts or omissions of Nortel;

c) Nortel has failed to obtain or maintain insurance as required by Clause 20 hereof;

e)   Nortel has failed to provide all documentation required hereunder;

f)   Nortel's failure to pay an amount of liquidated damages;

g)   Nortel has failed to properly make payments for materials or labour;

h) Viatel can demonstrate that any prior progress payment exceeds the amount that should have been payable based upon the Work actually performed.

In all cases, the amount withheld shall not exceed the amount which would otherwise have become due to Nortel but for Nortel's shortcoming in meeting the contractual obligation in question. When Nortel has rectified its shortcoming, then the sum withheld shall be paid by Viatel forthwith.

7.       DELIVERY TERMS, PROPERTY AND RISK

7.1

Nortel shall undertake delivery of Equipment in accordance with the Order implementation plan upon shipping terms in accordance with INCOTERMS 1990 published by the International Chamber of Commerce set forth in the Order and determined in accordance with Clause 4 of the Agreement.

7.2

A schedule of the Equipment shall be submitted to Viatel prior to delivery to facilitate the checking of consignment contents by Viatel when deliveries are made.

7.3

Risk of loss or damage to the Equipment shall pass upon Delivery Acceptance.

7.4

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Equipment  supplied  pursuant to this  Agreement  shall  become the  property of
Viatel at the time that payment of the Price is made in full by Viatel to the extent required pursuant to the terms of this Agreement.

7.5

Viatel shall not acquire any rights in respect of the Software other than the licence with respect to Software granted in accordance with Clause 19.

8.       PERSONNEL

8.1

Both Parties shall appoint project managers who shall each:

a)   be fully conversant with the requirements of this Agreement; and

b)   speak English on a technical level; and

c) have full control of their employer's personnel, including any of its subcontractors, engaged in the performance of this Agreement.

8.2

The Parties shall ensure that their staff assigned under the Agreement are suited in skill, health and temperament to undertake their duties. Viatel may object to and direct Nortel to remove within 24 hours any person employed by Nortel and such person shall not be employed again for any portion of the Services hereunder without the prior approval of Viatel.

9.       SITE INFORMATION

9.1

When requested by Nortel to do so, Viatel shall supply Nortel with accurate and complete information in all material respects concerning a Site and any equipment and facilities installed thereon, and shall within a reasonable time advise Nortel of any alterations thereto during this Agreement, and shall prepare a Site for installation in accordance with Nortel's reasonable requirements.

9.2

Nortel shall ensure that each System complies with all applicable legal requirements. Nortel shall comply with all laws, codes, permits, standards applicable in the countries, provinces and territories in which any part of the Services are to be performed. Viatel shall not be responsible for any act or omission of Nortel that violates any such law, code, permit or standard, and Nortel shall indemnify and hold harmless Viatel from and against any and all costs or liabilities arising in connection with any such violation by Nortel.

9.3

At Nortel's request Viatel shall afford Nortel access to any Site at all reasonable times.


10.      LOCAL FACILITIES AND SERVICES

10.1

Viatel shall be responsible for the reasonable provision and costs of:

(i) any crane, slings or other specialist lifting or positioning equipment required to facilitate installation activities on Site which Viatel shall ensure are in safe working condition.

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

(ii) suitable office and temporary storage facilities for use by Nortel or its sub-contractors until the date of Acceptance.

(iii) interpreters as may be necessary to assist Nortel's personnel in their duties under the Order.

(iv)     the fencing, lighting and guarding of the Site.

(v) the supply of telephone, fax, electricity, water and gas facilities as may be required by Nortel

(vi)     approaches to the Site suitable for Nortel's delivery vehicles.

10.2

Viatel shall obtain at its own expense, prior to the date scheduled for commencement of any work on Site, all necessary consents, licences and permits for the installation and use of the Equipment and Software which it shall be required under applicable law to obtain as the owner of any applicable System.

11.      PROGRESS

11.1

If Nortel at any time has reason to believe that the schedule for the performance of the Work may be delayed Nortel shall promptly notify Viatel.

11.2

If and to the extent that the schedule for the performance of the Work is delayed by reasons of Force Majeure the provisions of Clause 12 shall apply.

11.3

If Viatel at any time has reason to believe that the date by which Viatel is to provide Sites, equipment or services ready for use by Nortel may be delayed Viatel shall promptly advise Nortel. In such event Nortel shall be granted an extension of time to the Guaranteed Acceptance Date in a number of days to be agreed by the Parties, but no more than the amount of the delay directly attributable to Viatel. The costs and expenses incurred which are directly attributable to the delay (less any savings) shall be recoverable from Viatel and reflected in an appropriate Amendment to be agreed between the Parties. Nortel shall use reasonable efforts to mitigate such costs and expenses.

11.4

Viatel may suspend the Work, in whole or in part, at any time from time to time, upon written notice to Nortel of such suspension, stating the effective date and anticipated duration of the suspension ("Optional Suspension"). Promptly after receipt of such notice (and in any event, within 10 days), Viatel shall suspend the Work to the extent specified. During any Optional Suspension, Nortel shall:

a)   place no further orders relating to the suspended Work;

b) shall negotiate reasonably with Viatel to reschedule the manufacture of Equipment;

c)   protect and care for all Work and Equipment already manufactured;

d) give Viatel copies of all outstanding orders with respect to the Work, materials and services and take any action with respect to such orders as Viatel may reasonably direct.

Thereafter, Nortel:

(i) shall resume performance of the Work within a reasonable period after being directed to do so by Viatel; and

(ii) shall be entitled to an amendment to the Price and Guaranteed Acceptance Date as agreed by the Parties. All additional costs incurred by Nortel during an Optional Suspension shall be reimbursed to Nortel by Viatel. Nortel shall use reasonable efforts to mitigate such costs and expenses. Should the period of Optional Suspension continue for longer than three months then Nortel shall be entitled to terminate the Orders with respect to which the Optional Suspension applies.

12.      FORCE MAJEURE

12.1

The following events shall constitute Force Majeure events:

a) Any destruction of or damage to, or any interruption, suspension or interference with, the Work caused by Acts of God, landslides, lightning, earthquakes, volcanic eruptions, fires, explosions, floods, epidemic, plague, acts of a public enemy, wars, revolutions, blockades, riots, rebellions, sabotage, insurrections, civil disturbances or similar occurrences;

b) Any national, regional or local labour strike, work stoppage, boycott or walk-out occurring other than any such which pertains solely to Nortel's employees, (collectively "Labour Disputes") so long as Nortel has advised Viatel as far in advance as possible of such Labour Dispute; and

c) Any suspension, termination, interruption, denial or failure to obtain or renew any permit that Viatel has the responsibility to obtain;

d)   Any act or omission of Viatel, its agents or subcontractors;
     provided that Force Majeure shall not include any of the forgoing to the extent that:

    (i) it is or was within Nortel's control, provided that the forgoing does not imply that Nortel must meet any labour demand;

    (ii) Nortel should have been able to prevent or provide against it by exercise of reasonable diligence;

    (iii) It does not result in a material delay to, and/or increase in cost of, the Work to Nortel;

    (iv) It results from the fault or negligence of Nortel, its affiliates, subcontractors or vendors.

12.2

In the event that either Party shall be prevented from material performance of its obligations hereunder by reason of an event of Force Majeure for a continuous period of more than six months the other Party shall have the right to terminate the Agreement by notice in writing whereupon the provisions of Clauses 21.5 or 22.6 as appropriate shall apply.

12.3

Notwithstanding Clause 12.1, such cause shall not apply to Viatel's obligation to make payments hereunder.

13.      [REDACTED]

14.      FACTORY TESTS AND INSPECTIONS

14.1

Nortel shall be responsible for standard factory testing procedures which will ensure that the Equipment meets the needs of the System and the other terms and conditions of the Agreement.

14.2

Viatel shall have the right to inspect Nortel's manufacturing facility and witness factory testing and shall give Nortel, in writing, 30 calendar days' notice of its intention to visit Nortel's facility. In any event the factory tests shall proceed according to Nortel's plan which has been disclosed to Viatel in writing whether or not Viatel's representative is in attendance.

14.3

Viatel shall be responsible for all costs and expenses in respect of its representative(s) visiting Nortel's facility. Whilst on Nortel's premises Viatel's representative(s) shall comply with all Nortel's regulations in force.

15.      ACCEPTANCE TESTING

15.1

Nortel shall submit for the approval of Viatel a comprehensive schedule of tests in respect of Equipment and Software, which Nortel is to install and commission on Site, designed to demonstrate that a System and each portion thereof will perform in accordance with the criteria defined in the relevant Specification and the other terms and conditions hereof. The schedule of Acceptance Tests will vary according to the extent of the Work required under each Order. These shall comprise the combination of the following which most effectively meets the requirements of each Order:

a) Delivery Acceptance Testing - this will take place following installation of the Equipment at each installation Site and its connection to its specified electricity supply. It shall demonstrate that the Equipment and Software so installed works correctly in isolate mode. Where supply only items are a requirement of an Order, Delivery Acceptance shall be effected by Viatel and acceptance or rejection communicated to Nortel within 10 working days of receipt.

b) Provisional Acceptance Testing - this will be carried out on each completed route or node following the connection of all of the Equipment and Software within the said route or node already the subject of Delivery Acceptance. It shall demonstrate that the System comprised in the route or node can provide the facilities and services required for each route or node and that the route or node will carry traffic all as set forth in the Specification.

c)   Network  Acceptance  Testing - this will be  carried  out on the  completed
     Network following connection of all of the routes and nodes which have passed Provisional Acceptance. It shall demonstrate that the total System meets the technical requirements set forth in the Specification and the other terms and conditions of this Agreement. For non-Network Orders, Network Acceptance Testing will not be a requirement.

Viatel shall approve the schedule of tests, or reject on the grounds of non-compliance with this Agreement, within 14 (fourteen) days of submission by Nortel.

15.2

Nortel shall give Viatel 14 (fourteen) days notice in writing of the commencement of the each of the tests of the System or any Equipment or Software thereof so that Viatel can either make the necessary arrangements for its representative to be present to witness such tests and approve results or advise Nortel that its representative will not attend.

15.3

On satisfactory completion of each schedule of tests a comprehensive record of results shall be provided by Nortel to Viatel. If Viatel has advised Nortel in accordance with Clause 15.2 that its representative will not attend the testing of any part or parts of the System, the schedule of results shall be annotated to this effect by Nortel.

16.      ACCEPTANCE

16.1

Acceptance of each portion of the System as set out in Clause 15 above, shall be signified by the appropriate Acceptance Certificate signed by Viatel upon satisfactory completion of each of the Acceptance Tests, where applicable. Viatel will not unreasonably refuse to sign an Acceptance Certificate on account of minor omissions or defects which do not materially affect the use of the System.

16.2

In the event that the Equipment and/or Software or any portion thereof is put into use for commercial purposes by Viatel after completion of the applicable tests but prior to its signature of an appropriate Acceptance Certificate, then the appropriate Acceptance shall be deemed to have taken place upon the date of such putting into use for commercial purposes, unless within a reasonable time Viatel shall have given written notice to Nortel of material shortcomings in the Network as demonstrated by the Acceptance Tests or other terms and conditions of this Agreement which it requires Nortel to rectify. Such Acceptance shall be without prejudice to Nortel's obligations to complete the System in accordance with the requirements of the Agreement.

16.3

The Network  Acceptance  Date,  where  applicable,  shall occur when the Network
Acceptance Certificate has been issued as set forth above. It shall be a condition precedent to the issuance of the Network Acceptance Certificate that the following conditions have been satisfied:

a)   an initial commissioning report has been delivered;

b) that the System has been completed in accordance with the Specification and any other requirements of this Agreement as demonstrated by the Acceptance Tests;

c) that the System has achieved all performance requirements during the Network Acceptance Tests;

d) that the System is available for commercial operation as described in the Specification;

e) that all liens relating to the system have been discharged and releases given therefor, except for those which may apply by virtue of any financing arrangement which Viatel are using to make the purchase.

f)   that no unresolved event of default by Nortel exists;

g) that all requirements of the Agreement relating to the System, or such smaller portion of the System as has, by the mutual agreement of the Parties, undergone Acceptance (including all technical requirements) have been fulfilled and all required documentation has been completed, in each case other than those that do not, by the express terms hereof, have to be fulfilled on or completed prior to Network Acceptance.

16.6

Final Acceptance with respect to a System shall occur when Viatel issues a Certificate of Final Acceptance acknowledging that the following conditions have been satisfied:

a) A Delivery, Provisional or Network Acceptance Certificate as appropriate has been issued;

b) the Warranty Period shall have expired and there shall be no outstanding warranty claims thereunder;

c)   all documentation required under the Agreement has been delivered;

d) there shall be no outstanding liens except for those which may apply by virtue of any financing arrangement which Viatel are using to make the purchase.

17.      WARRANTY

17.1

The following shall be Nortel's general warranties ("General Warranties"):

a) The Work, including the Equipment and Software shall meet the performance criteria set out in the Specification;

b)   The Work shall be done in a workmanlike manner and in accordance with:

     (i)   best practices of the telecommunications industry;

     (ii) all applicable mandatory requirements of the law of the country of deployment;

     (iii) all other workmanship requirements specified in the Agreement.

     (iv)  be  free  from  defects  in  design,   materials,   installations  or
           workmanship.

c) The Equipment shall be new and Equipment and Software (except where expressly specified in the Agreement), fit for the purpose specified in the Agreement, and shall meet the requirements of the Agreement; and

d)   The Equipment shall be:

     (i) fit for the purpose of transmitting and receiving telecommunications signals of the type specified in the Agreement;

     (ii) capable of achieving the performance specification set out in the Specification; and

     (iii) built strictly in accordance with the Specification.

The warranty period ("Warranty Period") shall end:  [REDACTED]

Notwithstanding the appropriate Acceptance having occurred, Nortel undertakes that during the Warranty Period, it shall promptly repair or replace, at its option, without charge to Viatel, the whole or any part of the System found to be faulty by reason of the above causes. This Warranty shall not apply to consumable items or routine maintenance materials.

17.2

Any parts found not to be compliant with the Warranty in Clause 17.1 shall be returned by Viatel to Nortel's works, carriage and insurance to Nortel's account, and the replacement or repaired parts supplied by Nortel shall be delivered free of charge to the Site.

17.3

In the event of a major service-affecting failure during the Warranty Period Nortel shall promptly:

(a)  advise any corrective action that Viatel may be able to take on Site; or

(b) despatch by express delivery such parts and/or Software as may be necessary to restore the System; or

(c) send an appropriate specialist to Site and maintain him there at no cost to Viatel for as long as is necessary to rectify the defect.

Nortel shall make every reasonable effort to minimise the period of time that the System is out of service for repair and testing. For failures or any situations that cause or risk an outage of the Network, Nortel shall initiate a corrective action immediately after receipt of notice from Viatel. Upon any breach of the Warranties contained herein during the applicable Warranty Period, Viatel may, to the extent that Nortel has failed to (i) make prompt repair or replacement, or (ii) minimise System out-of-service time for testing and repair, arrange for the repair or replacement of any defective Work and Nortel shall reimburse Viatel for the cost of repairs or replacements.

17.4

Nortel shall have no obligation to repair or replace Equipment and/or Software which has been abused, used in unauthorised applications in accordance as per Clause 19 hereof, altered, or used in conjunction with third party material which is defective or of poor quality, or which has been operated and maintained by Viatel with a material lack of compliance with Nortel's operating and maintenance instructions. Nortel shall be entitled to charge Viatel for any work performed in investigating and/or rectifying problems not covered by the provisions of Clause 17.1.

17.5

EXCEPT AS PROVIDED BY APPLICABLE LAW, THE WARRANTY PROVIDED IN THIS CLAUSE 17 CONSTITUTES THE SOLE LIABILITY OF NORTEL IN RESPECT OF THOSE MATTERS TO WHICH IT REFERS. ALL OTHER TERMS, CONDITIONS AND WARRANTIES EXPRESSED OR IMPLIED WHETHER STATUTORIALLY OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED TO THE EXTENT THAT THE PARTIES CANNOT SO EXCLUDE AT APPLICABLE LAW.

18.      SUPPORT

For a period of 10 (ten) years from the date of Acceptance with respect to any System Nortel shall, if required by Viatel, supply any spare or replacement
parts,  or  suitable  alternatives,   for  the  Equipment  at  the  prices  then
prevailing.

19.      RIGHTS TO USE THE SOFTWARE

19.1

In consideration of Viatel paying to Nortel fees as specified in the Order, Nortel grants to Viatel a permanent (subject to compliance with terms hereof) non-exclusive non-transferable Right to Use licence in respect of the Software and associated documentation delivered in accordance with this Agreement. Viatel shall not duplicate nor modify nor disassemble nor decompile the Software except as provided for under the Council of the European Communities Directive on the legal protection of Computer Programs dated the 14th May 1991 (91/250/EEC) and furthermore Viatel shall not divulge or otherwise make available any Software or associated documentation to persons other than its employees without the prior written consent of Nortel.

19.2

The Right to Use licence is granted on condition that the Software is utilised for the operation and maintenance of the appropriate elements of the System as detailed herein and for no other purpose and on no equipment other than the Equipment without the prior written authorisation of Nortel.

19.3

This Software licence is granted only on those features identified in the Software Specification and for which licence fees have been paid in accordance with the Price Schedule. Viatel understands that Nortel may furnish within the Software load features which Viatel is not granted a right to use by virtue of not being included within the specified licence fees, but may nevertheless be accessible to them. Where Viatel wishes to use such non-licensed features then it shall be entitled to do so subject to payment of the applicable additional Software right to use fee prior to commercial deployment of such non-licensed Software feature or functionality.

19.4

The conditions of this Clause 19 shall survive the expiry or termination of the Agreement except where termination is by virtue of breach of the software licence.


20.      LIABILITY AND INSURANCE

20.1

Each Party shall be indemnified by the other Party against any liability, loss, claim and/or proceedings whatsoever in respect of personal injury to and/or death of any person and damages to and/or loss of tangible property howsoever arising pursuant to this Agreement or any breach thereof due to the acts or omissions of such other Party, its servants or agents.

20.2     [REDACTED]

20.3

IN NO EVENT SHALL EITHER VIATEL OR NORTEL BE LIABLE, WHETHER AS THE RESULT OF CONTRACT, TORT, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, OR OTHERWISE HOWSOEVER ARISING, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR ANY DAMAGES ARISING FROM OR ATTRIBUTABLE TO FAILURE TO REALISE EXPECTED SAVINGS, LOSS OF DATA, CAPITAL DOWNTIME COSTS, LOSS OF USE, LOSS OF GOODWILL OR LOSS OF ANTICIPATED OR ACTUAL REVENUE OR PROFIT EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

20.4

Subject to sub-clause 20.1 of these conditions in the event that Nortel is found liable for breach of its obligations under an Order then its total liability shall not under any circumstances exceed the Order Price for any breach or breaches.

20.5

20.5.1 Nortel shall insure the Works and keep each part thereof insured for their full replacement value against all loss or damage from whatever cause arising until a Delivery Acceptance Certificate has been issued. All monies received under any such policy shall be applied in or towards the replacement and repair of the Works lost, damaged or destroyed.

20.5.2 Nortel shall, prior to commencing work on the Site pursuant to the Agreement, insure in an amount which shall not exceed [REDACTED] per event, against his liability for damage or death or personal injury occurring before the Works have achieved Acceptance, to any person (including any employee of Nortel or Viatel) or to any property (other than property forming part of the Works) due to or arising out of the execution of the Works.

20.5.3 Nortel shall insure and shall maintain insurance against his liability for accidents or injuries to their employees.

20.5.4 If Nortel shall fail to effect and keep in force the insurances specified herein then Viatel may effect and keep in force any such insurance and pay such premium or premiums as may be necessary and from time to time deduct the amount so paid by Viatel from any monies due or which may become due to, or recover the same as a debt due from Nortel. Nortel shall furnish Viatel with documentary evidence as to the existence of the above policies.

21.      TERMINATION BY VIATEL

21.1

If Nortel shall be in material breach of the its obligations under an Order and Viatel shall so inform Nortel by notice in writing and should the breach continue for more than 30 (thirty) days, or such longer period as may be specified by Viatel, after such notice then Viatel may terminate the Agreement or the Order by notice in writing to Nortel and may suspend further payment to Nortel pending resolution of financial settlement pursuant to the conditions set out below.

21.2

Upon termination of the Agreement or an Order as provided in Clauses 21.1 or 23 Nortel shall forthwith cease work and remove its labour from the relevant Site. However Nortel shall not remove from the relevant Site any Equipment, the title of which has not passed to Viatel, nor any of its installation tools or materials unless given permission to do so in writing by Viatel. Viatel may elect to complete the purchase of any such Equipment and use any such installation tools or materials by paying Nortel the unpaid price of such Equipment and a fair price for use of such tools and/or materials less any amount payable hereunder by Nortel to Viatel.

21.3

Upon termination of the Agreement or an Order as provided for in Clauses 21.1 or 23, Viatel may at its option;

21.3.1 reject the relevant System and elect to retain such portion(s) of the relevant System as it may determine. Nortel shall refund any amount(s) of money to Viatel which Viatel has paid in respect of the rejected items subject to the payment by Viatel to the extent required to the for those items which Viatel elects to retain (less any amount payable hereunder by Nortel to Viatel), and/or

21.3.2 continue work either by itself or by sub-contracting to a third party to complete the System. Nortel shall if so required by Viatel to the extent allowable by such agreements, within 14 (fourteen) calendar days of the date of termination assign to Viatel without payment the benefit of any agreement for supply of materials or goods and/or execution of any work for the purposes of the Agreement. In the event that Viatel had already paid the price thereof to Nortel, then Nortel shall promptly repay such sum(s) to Viatel. In the event of the System being completed by Viatel or a third party and the total cost incurred by Viatel in so completing the System being greater than that which would have been incurred had the Order not been terminated then Nortel shall pay to Viatel such excess up to a maximum of the Order Price.

21.4

In addition to any other powers to terminate the Agreement Viatel shall have the power to terminate an Order in whole or in part for its own convenience at any time up to 30 days prior to the scheduled date for delivery of the Equipment or carrying out of the Services contained in that Order by giving notice in writing to Nortel. In the event of Viatel exercising such power of termination Nortel shall carry out Viatel's reasonable instructions in regard to termination.

21.5

Upon termination by the Viatel in accordance with the provisions of Clauses 12 or 21.4 Nortel shall immediately cease work and Viatel shall pay to Nortel forthwith upon termination the proportion of the Order Price applicable to the portion or portions fully or substantially performed prior to the termination in accordance with pricing set forth in Annex C.

21.6

Termination of an Order shall be without prejudice to the rights and remedies of the parties accrued under the Agreement immediately prior to the termination.


22.      TERMINATION BY NORTEL

22.1

Nortel shall not have the right to terminate an Order except for reasons of Force Majeure (Clause 12) or in the event of actual insolvency of Viatel (Clause
23) or in respect of a material breach of the terms and provisions of the Agreement by Viatel (Clause 22.2).

22.2

Without prejudice to the provisions of Clause 22.3, if Viatel shall be in material breach of it obligations under the Agreement and Nortel shall so inform Viatel by notice in writing and should the breach continue for 30 (thirty) days after such notice, or, in the case of failure by Viatel to pay any sum due to Nortel hereunder, 10 (ten) working days after such notice, Nortel shall without prejudice to any of its other rights and remedies have the right to immediately terminate the Agreement and claim from Viatel for any resulting loss or damage.

22.3

Notwithstanding the provisions of Clause 22.2, in the event of a material breach or violation of the Software Right to Use conditions (Clause 19) by Viatel, Nortel shall inform Viatel by notice in writing and should the breach or violation continue for more than 14 (fourteen) days after such notice Nortel may terminate the Software Right to Use licence forthwith.

22.4

Upon  termination of the Software Right to Use licence in accordance with Clause
22.3 Nortel may, at its absolute discretion, either require Viatel to return all copies of the Software and associated documentation within 14 (fourteen) days of the notice to do so, or permit Viatel the continued use of the Software and associated documentation upon such terms as Nortel may direct.

22.5

Application of the provisions of Clause 22.4 shall be without prejudice to Nortel's right to recover costs and/or damages for breach of contract by Viatel. The sums to be paid by Viatel to Nortel in respect of such costs or damages shall be as agreed by the Parties or as awarded by a court of competent jurisdiction subject to the limitation set forth herein.

22.6

Upon termination by Nortel in accordance with the provisions of Clause 12.2, Viatel shall pay to Nortel forthwith upon termination the proportion of the Order Price applicable to the portion or portions of the Order which have been delivered or are in progress of manufacture (unless such Equipment is sold to a third party) plus the price of services performed prior to such termination, together with any additional sums properly expended by Nortel in regard to termination plus a reasonable rate of profit on the same (less any savings). Nortel shall have a duty to mitigate damages hereunder.


23.      INSOLVENCY AND LIQUIDATION

If either party shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganisation or relief of debtors, seeking to have an order for relief entered with respect to or seeking to adjudicate it a bankrupt or insolvent or seeking reorganisation, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors or there is commenced against it any such action, case, or proceeding, then the other Party shall be entitled to terminate the Agreement and exercise any remedies provided for herein or in law.

24.      PATENTS AND COPYRIGHTS

24.1

Nortel shall defend and indemnify Viatel against all actions or claims for infringement of patents, copyright, registered design or other intellectual property rights arising by reason of Viatel's purchase, possession or use of Systems, the Software, or the Equipment provided that Viatel:

(i) gives notice to Nortel of any actual or threatened action or claim within a reasonable time of becoming aware of the same; and

(ii) gives Nortel the sole conduct of the defence to any actual or threatened action or claim in respect of an alleged intellectual property infringement and does not at any time, following receiving a threat of or notice of commencement of proceedings, admit liability or otherwise attempt to settle or compromise the said action or claim except with the prior written consent of Nortel; and

(iii) acts in accordance with the reasonable instructions of Nortel and gives to Nortel such assistance as it shall reasonably require in respect of the conduct of the said defence including, without prejudice to the generality of the foregoing, the filing of all pleadings and other court process and the provision of all relevant documents. In this respect Nortel shall reimburse Viatel's reasonable out of pocket expenses incurred in such an exercise.

24.2

In the event that it is held that there is an infringement as described in Clause 24.1, Viatel agrees that Nortel's total liability in addition to the payment of any losses or damage awarded against Viatel shall, at Nortel's option, be either :

(i)   to modify the System or part thereof so that it does not infringe; or

(ii)  to replace the System or part thereof with non-infringing products; or

(iii) to procure for Viatel the right for Viatel to continue its use of the System

In the event that Nortel cannot perform under (i), (ii) or (iii) above, Viatel shall have the right to return the infringing Equipment and / or Software to Nortel following written notice to Nortel, and in the event of such return, neither Party shall have any further liabilities or obligations in respect of such Equipment and Software, except that Nortel shall refund the Order Price and take possession of the affected Equipment and Software.

24.3

This indemnity shall not extend to infringement resulting from use or adoption by Nortel of Viatel's parts, designs or specific instructions or from use of the System, the Equipment or the Software in a manner or for a purpose not stated in the Specification or in the event that Viatel makes an admission, following receiving a threat of or notice of commencement of proceedings, which is or may be prejudicial to Nortel's case.

24.4

The copyright in all drawings, specifications and data issued by either Party in connection with the Agreement shall remain the property of the issuing Party but the other Party shall be entitled for all reasonable purposes in connection with the Agreement to a personal, non-exclusive, non-transferable licence, free of charge, to use such drawings, specifications and data. Use by the other Party of such drawings, specifications and data for any other purpose will entitle the issuing Party to terminate such license forthwith.


25.      CONFIDENTIAL INFORMATION

Each Party shall keep confidential and shall disclose only to its own employees and agents to the extent necessary for the performance of this Agreement and shall not, without the other Party's prior written consent, disclose to any third party any document or information acquired from the other Party pursuant to the Agreement and such documents and information shall only be used for the purpose of the Agreement provided however that nothing shall prevent either Party from disclosing information which:

(a) is in its possession with the full right to disclose prior to receiving it from the other Party or,

(b) is or later becomes public knowledge other than by a breach of this Clause 25 or,

(c) it may independently receive from a third party with the full right to disclose or,

(d) is developed independently of the information disclosed under this Clause 25 or,

(e)   is required by law to be disclosed,

subject, in the case of disclosure to agents, to the signature by such agents of a confidentiality undertaking in favour of the party to whom any relevant information belongs in terms equivalent to the provisions of this clause 25.

26.      GIFTS OR CONSIDERATIONS

Nortel shall not offer to give or agree to give to any person any gift or consideration of any kind as an inducement or reward for doing or forbearing to do or for having done or forborne to do any act in relation to the obtaining or execution of this or any other agreement with Viatel or for showing or forbearing to show favour or disfavour to any person in relation to this or any other Agreement with Viatel.

27.      EXPORT AND RE-EXPORT

27.1

All Orders are subject to the granting of all appropriate Governmental export and where applicable, import licences prior to any deliveries. In the event that such licences are not granted within 6 (six) months of issuance of the Order then the Agreement shall be declared null and void. In such event neither Party shall have any claims against the other Party with respect to that Order.

27.2

Regardless of any disclosure made by Viatel to Nortel of the ultimate destination of any System or any part thereof, Viatel undertakes not to export, either directly or indirectly, any System in whole or in part, nor any system incorporating any System in whole or in part without having first obtained clearance or a licence to re-export from the USA and/or Canadian Governments as required under their respective re-export regulations.


28.      CONSTRUCTION OF AGREEMENT

If any term or condition of the Agreement is held to be invalid under any applicable statute or rule of law, it shall be deemed to be omitted from these terms and conditions to the extent of such invalidity but the remainder of the Agreement provisions shall continue in full force.

29.      SUBCONTRACTING

Should any sub-contractor required by Nortel to perform the Works or parts thereof which were not identified to Viatel prior to signature of the Agreement, Nortel will submit details of the proposed sub-contractors for Viatel's approval prior to the sub-contractors commencing any work. Any notification by Nortel of such sub-contract not relieve Nortel from any liability or obligation under the Agreement.

30.      NON-WAIVER

The failure of either Party to give notice to the other of any breach or non-fulfilment of any provision, term or Clause of this Order shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfilment of any provision, term or Clause hereof constitute a waiver of any other provision, term or Clause hereof.


31.      SURVIVAL OF CONDITIONS

The provisions of the following Clauses shall survive and shall continue in full force and effect notwithstanding the expiration or earlier termination of the
Order:

Clause 17    relating to Warranty

Clause 19    relating to Right to Use Software

Clause 20    relating to Liability and Insurance

Clause 24    relating to Patents & Copyrights

Clause 25    relating to Confidential Information

Clause 27.2  relating to Re-export Controls

Clause 28.1  relating to Applicable Law

                                     ANNEX B


                                NORTEL AFFILIATES

GERMANY

Nortel Dasa Network Systems GmbH &Co.KG
Public Carrier Networks
Hahnstr. 37 - 39
60528 Frankfurt/Main, Germany

UNITED KINGDOM

Nortel plc.,
Maidenhead Office Park
Westacott Way
Maidenhead
Berkshire
SL6 3QH

NETHERLANDS

Northern Telecom BV
Siriusdreef 17-27
2132 WT Hoofddorp

FRANCE

Matra Nortel Communications SAS
33 quai Paul Doumer
Paris la Defense
92415 Courbevoie Cedex

BELGIUM

Northern Telecom NV
Belgicastraat 4
1930 Zaventum
Brussels

                                    ANNEX C

                        PRODUCT DESCRIPTION AND PRICING

                                   [REDACTED]

                                     ANNEX D


                                 SPECIFICATIONS

                                   [REDACTED]